As filed with the Securities and Exchange Commission on August 1, 2005

Registration No. 333-109628

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NETEASE.COM, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2/F, Tower B

Keeven International Research & Development Centre

No. 43 West Road North Third Ring Road, Haidian District

Beijing 100086, People’s Republic of China

(86-10) 8211-0163

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul W. Boltz, Esq.

Morrison & Foerster

21st and 23rd Floors

Entertainment Building

30 Queen’s Road Central

Hong Kong

(852) 2585-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

On January 26, 2005, NetEase.com, Inc. registered on behalf of certain selling noteholders $100,000,000 principal amount of Zero Coupon Convertible Subordinated Notes due July 15, 2023 and 207,684,320 ordinary shares issuable upon conversion of such notes (collectively, the “Securities”) with the Securities and Exchange Commission pursuant to Registration Statement No. 333-109628 (the “Registration Statement”). We hereby remove from registration all of the Securities originally registered pursuant to the Registration Statement which remain unsold as of the effective date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, the People’s Republic of China, on August 1, 2005.

NETEASE.COM, INC.

By:	/s/ Ted Sun
Ted Sun
Acting Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated:

Name	Title	Date
/s/ Ted Sun	Acting Chief Executive Officer and Director	August 1, 2005
Ted Sun

* Denny Lee	Chief Financial Officer, Principal Accounting Officer and Director	August 1, 2005

* Michael Tong	Chief Operating Officer and Director	August 1, 2005

* William Ding	Chief Architect and Director	August 1, 2005

* Donghua Ding	Director	August 1, 2005

* Ronald Lee	Director	August 1, 2005

* Michael Leung	Director	August 1, 2005

* Joseph Tong	Director	August 1, 2005

*By:	/s/ Ted Sun
Ted Sun, Attorney-in-Fact

Name	Title	Date
/s/ Donald J. Puglisi Puglisi & Associates Donald J. Puglisi	Authorized U.S. Representative	August 1, 2005